Exhibit 99.1
For information contact:
Wayne Pratt
Vice President, Chief Financial Officer
Brillian Corporation
(602) 389-8797
wayne.pratt@brilliancorp.com
BRILLIAN CORPORATION REPORTS SECOND QUARTER RESULTS
TEMPE, ARIZ., August 4, 2005 - Brillian Corporation (Nasdaq: BRLC), a designer and developer of rear-projection, high-definition televisions based on its proprietary liquid crystal on silicon (LCoSTM) microdisplays, today announced its financial results for the second quarter ended June 30, 2005.
For the quarter ended June 30, 2005, Brillian reported revenue of $1.0 million, down 11% from the year-ago quarter. Year-to-date revenue was $1.9 million, up 16% from the first half of 2004. Net loss for the quarter was $7.2 million compared with a net loss of $4.8 million in the second quarter of 2004. Net loss for the first six months of 2005 was $12.5 million compared with a net loss of $10.2 million for the first half of 2004. Net loss per share was $1.03 for the second quarter of 2005 compared with $0.78 for the second quarter of 2004. For the first six months of 2005, net loss per share was $1.78 compared with $1.77 for the first half of 2004.
Results for the second quarter of 2005 include inventory write-offs of approximately $1.25 million in order to reduce inventory carrying amounts to the lower of cost or market. Also, Brillian implemented the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(r) “Accounting for Stock Based Compensation” on April 1, 2005. The provisions of SFAS No. 123(r) require companies to measure the fair value of stock options and other equity-based compensation on the grant date and recognize this value as an expense over the requisite service period. The incremental expense recorded in the second quarter of 2005 as a result of implementing SFAS No. 123(r) was $288,000.
Brillian ended the quarter with cash, cash equivalents and short-term investments of $1.2 million, working capital of $5.1 million, stockholders’ equity of $9.7 million, and $2.0 million of debt. Subsequent to June 30, 2005, Brillian issued $5.0 million face value of convertible debentures and $2.075 million of senior secured debentures for total proceeds of $7.0 million. After considering placement agent commissions and offering expenses, net proceeds to Brillian totaled approximately $6.3 million. Had this transaction been completed on June 30, 2005, Brillian would have ended the quarter with cash, cash equivalents and short-term investments of $7.5 million, working capital of $11.4 million, stockholders’ equity of $15.8 million, and $2.9 million of debt.

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

“This is a very significant period in Brillian’s history” said Vincent F. Sollittor, Jr., Brillian’s President and Chief Executive Officer. “While we are preparing our new light engine for volume production, preparing our 1080p television for introduction, and building our distribution channel nationwide; we are also preparing for our merger with Syntax Groups Corporation. We are currently preparing a joint proxy statement/prospectus with Syntax. This document, which will be filed with the Securities and Exchange Commission, will contain a description of Syntax’s business and include their financial statements. At the same time, integration plans are under way between the two companies to prepare for the merger. With our financing activities successfully behind us, we can concentrate on getting back to building some of the best HDTV products and technology in the industry.”
Business Outlook
Brillian’s efforts in the third quarter are focused on supplying our announced distribution partners with sufficient quantities of HDTVs to support their product roll-out schedule and simultaneously working with our contract manufacturer to ramp production of the Brillian light engine. We anticipate that our revenues for the third quarter will be in the range of $600,000 to $1.0 million with a net loss in the range of $6.5 million to $7.0 million.
Our current outlook for the full year of 2005 is based on preliminary forecasts from current customers and anticipated production capacity. We currently anticipate full year revenue in the range of $4.5 million to $5.5 million with a full year net loss in the range of $24.5 million to $25.0 million.
Brillian will host a conference call today, August 4, to discuss its second-quarter financial results and future outlook. The conference call may include forward-looking statements. The call will be Web cast and is scheduled to begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Brillian’s Web site at www.brilliancorp.com under the Investor Relations section. Brillian will maintain an audio replay of this conference call on its Web site through the third quarter of 2005. No other audio replay will be available.
Brillian will present at the C.E. Unterberg, Towbin Equity Conference on August 10, 2005 in San Francisco, California.
About Brillian Corporation
Brillian Corporation designs and develops rear-projection HDTVs targeted at retailers and end user customers looking for breakthrough performance and image quality that sets a benchmark in HDTV price/performance. The company is the first and only provider of LCoSTM Gen II technology used in these products. In addition to its high-definition televisions, Brillian also offers a broad line of LCoSTM microdisplay products and subsystems that original equipment manufacturers (OEMs) integrate into proprietary HDTV products, multimedia projectors, and near-to-eye products such as monocular and

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

binocular headsets. Brillian’s LCoSTM Gen I and LCoSTM Gen II microdisplay technologies address the market demand for a high-performance display solution with high image fidelity, high-resolution scalability, and high contrast ratios. The company’s website is www.brilliancorp.com.
Brillian is a registered trademark and LCoS is a trademark of Brillian Corporation. All other trademarks are the property of their respective owners.
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Brillian intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include expectations regarding (i) the company’s manufacturing and marketing plans, (ii) the future operating results of the company, including expectations regarding revenue, gross margin improvements, expenses, and losses for the third quarter of fiscal 2005 and for the entire 2005 fiscal year; and (iii) the proposed merger with Syntax Groups Corporation. Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in markets for the company’s products; (b) changes in the market for customer’s products; (c) the failure of Brillian products to deliver commercially acceptable performance; (d) the ability of Brillian’s management, individually or collectively, to guide the company in a successful manner; and (e) other risks as detailed in Brillian’s Annual Report on Form 10-K.

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

BRILLIAN CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004

Total net sales	$1,006	$1,134	$1,864	$1,612

Costs and Expenses:
Cost of sales	4,007	2,653	7,159	5,037
Selling, general, and administrative	1,195	1,107	2,191	2,193
Research and development	2,764	2,104	4,757	4,558

	7,966	5,864	14,107	11,788

Operating loss	(6,960)	(4,730)	(12,243)	(10,716)

Other Income (Expense):

Loss on investment in start-up company	—	(131)	—	(131)
Interest, net	(251)	23	(221)	67

Net Loss	$(7,211)	$(4,838)	$(12,464)	$(10,240)

Loss per Common Share:
Basic and diluted	$(1.03)	$(0.78)	$(1.78)	$(1.77)

Weighted Average Number of Common Shares:
Basic and diluted	6,992	6,188	6,988	5,784

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

BRILLIAN CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)
(in thousands)

	JUNE 30,	DECEMBER 31,
	2005	2004
ASSETS

Current Assets:
Cash, cash equivalents and short-term investments	$1,172	$8,208
Accounts receivable, net	814	339
Inventories	6,103	5,400
Other current assets	535	368

Total current assets	8,624	14,315

Property, plant and equipment, net	5,480	6,082
Other investments	1,119	1,119

	$15,223	$21,516

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$2,798	$1,230
Accrued compensation	183	216
Accrued liabilities	564	1,462

Total current liabilities	3,545	2,908

Long-term debt	1,973	—

Commitments and Contingencies

Stockholders’ Equity:
Common stock	7	7
Additional paid-in capital	60,952	58,007
Deferred stock compensation	—	(616)
Accumulated deficit	(51,254)	(38,790)

Total stockholders’ equity	9,705	18,608

	$15,223	$21,516

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801